SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 21, 2007
Date of Report (Date of Earliest Event Reported)
The Cronos Group
(Exact name of registrant as specified in its charter)
Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)
5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)
(352) 26.48.36.88
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 8.01   Other Events.
     CF Leasing. CF Leasing Ltd. (“CF Leasing”) is a Bermuda company in which the registrant, The Cronos Group (the “Company”) (Nasdaq symbol: CRNS), through a subsidiary, owns a 50% membership interest. CF Leasing is referred to by the Company in its periodic reports as the “Joint Venture Program.” The other 50% member of CF Leasing are two affiliates of Fortis Bank (Nederland) N.V. (“Fortis Bank”). CF Leasing was established in 2002 to acquire and lease marine cargo containers to third parties. A group of lenders, represented by and including Fortis Bank, provide up to 80% of the cost of acquiring containers and the members of CF Leasing each provide one-half of the equity to fund the balance of the capital requirements of CF Leasing.
     CF Leasing and Fortis Bank (as lender and as agent for a group of lenders) are parties to an Amended and Restated Loan Agreement, dated as of March 7, 2003, as amended (the “Loan Agreement”). Under the Loan Agreement, the lenders have committed, subject to the terms and conditions of the Loan Agreement, to make advances to CF Leasing in the amount of $350 million for the purchase of containers. Through March 20, 2007, the lenders had made advances of $309 million to CF Leasing pursuant to the Loan Agreement.
     Under the Loan Agreement, the lenders are committed to make advances through the “Conversion Date,” currently October 31, 2007. If the Conversion Date is not further extended, then the advances made under the Loan Agreement convert on the Conversion Date to a term loan, repayable over 10 years.
     On March 21, 2007, CF Leasing and Fortis Bank entered into Amendment Number 12 to the Loan Agreement. Under the Amendment: (i) Fortis Bank increased its commitment under the Loan Agreement to $420 million, and (ii) Fortis Bank agreed to a reduction in the interest rate, from and after the date of the Amendment through the day prior to the Conversion Date of October 31, 2007, to 0.75% per annum over the adjusted one-month London Inter-Bank Offered Rate (“Libor”). Concurrently with the Amendment, CF Leasing repaid the indebtedness it owed under the Loan Agreement to the lenders other than Fortis Bank.
     If the Conversion Date is further extended beyond October 31, 2007 to one or more dates not later than October 31, 2008 pursuant to the terms of the Loan Agreement, then the annual interest rate from and after October 31, 2007 to October 31, 2008 would revert to 1.25% over adjusted Libor. If the Conversion Date is not further extended, and the advances made under the Loan Agreement convert to a term loan, then the applicable interest rate on the term loan would be adjusted Libor plus 1.625%, the same rate that would apply to the term loan under the Loan Agreement before amendment.

Item 9.01   Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit 10.1	Amendment Number 12 to Loan Agreement, dated as of March 21, 2007, by and between CF Leasing and Fortis Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By:	/s/ FRANK P. VAUGHAN
	Name:	Frank P. Vaughan
	Title:	Chief Financial Officer

Date: March 21, 2007

EXHIBIT INDEX

Exhibit 10.1	Amendment Number 12 to Loan Agreement, dated as of March 21, 2007, by and between CF Leasing and Fortis Bank.